Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Provides Corporate and Product Pipeline Update

Three programs with clinical trial results in 2020 including OTIVIDEX™ Phase 3 trial in

Ménière’s disease

Current capital funds operations into 2021

SAN DIEGO, January 3, 2019 -- Otonomy, Inc. (NASDAQ: OTIC), a biopharmaceutical company dedicated to the development of innovative therapeutics for neurotology, today provided an update on its product pipeline and financial guidance. The company expects to have clinical trial results for three programs in 2020 including the previously announced Phase 3 trial of OTIVIDEX in Ménière’s disease in the first half of 2020, Phase 1/2 trial of OTO-313 in tinnitus patients in the first half of 2020, and Phase 1/2 trial of OTO-413 in patients with hearing loss in the second half of 2020.

The company finished 2018 with approximately $97 million in cash, cash equivalents and short term investments that includes proceeds from a $15 million term loan from Oxford Finance LLC completed in December 2018. Otonomy expects that its current capital is sufficient to fund operations through the three clinical trials and into 2021.

“Otonomy is in a very fortunate position with an ongoing Phase 3 trial for Ménière’s disease, and Phase 1/2 trials for both tinnitus and hearing loss that will be initiated this year,” said David A. Weber, Ph.D., president and CEO of Otonomy. “Importantly, we have the financial resources and clinical trial expertise to successfully complete all three of these trials in 2020, any one of which would be a meaningful catalyst given the significant affected patient population, high disease burden, and lack of approved treatments for these conditions.”

Product Pipeline Updates

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OTIVIDEX: Phase 3 trial in Ménière’s disease enrolling patients with results expected in the first half of 2020. Otonomy has completed one successful Phase 3 trial (AVERTS-2) and is conducting this additional pivotal trial to support a submission for U.S. registration of OTIVIDEX in Ménière’s disease. The company plans to enroll approximately 160 patients, with the design and conduct of this trial based on the AVERTS-2 trial.

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OTO-313: Phase 1/2 trial in tinnitus patients expected to start in the second quarter of 2019 with results in the first half of 2020. OTO-313 is an improved sustained-exposure formulation of the NMDA receptor antagonist gacyclidine. A Phase 1 study of the initial formulation, OTO-311, indicated no safety concerns. The Phase 1/2 clinical trial includes an initial safety cohort followed by an exploratory efficacy study that will enroll approximately 50 patients with unilateral tinnitus. A number of exploratory efficacy endpoints will be assessed following a single intratympanic injection of OTO-313 or placebo including the Tinnitus Functional Index (TFI), a clinically validated tinnitus measure.

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OTO-413: Phase 1/2 trial in hearing loss patients expected to start in the third quarter of 2019 with results in the second half of 2020. OTO-413 is a sustained-exposure formulation of brain-derived neurotrophic factor (BDNF) in development for the repair of cochlear synaptopathy, an underlying pathology in age-related and noise-induced hearing loss that manifests as speech-in-noise hearing difficulty (problem understanding speech in a noisy setting). The Phase 1/2 trial will enroll approximately 32 hearing loss patients in an ascending dose design. Patients will receive a single intratympanic injection of OTO-413 or placebo and be assessed for safety, tolerability, and multiple exploratory efficacy endpoints.

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OTO-510: IND enabling activities to be initiated for cisplatin-induced hearing loss (CIHL) otoprotection program. CIHL is an important unmet medical need with no approved therapies and approximately 500,000 patients including 5,000 children undergoing chemotherapy with ototoxic platinum-based agents each year in the United States. The impact on children can be especially devastating with documented negative effects on speech development, academic performance and socialization. OTO-510 is a sustained-exposure formulation of an undisclosed small molecule designed for intratympanic administration to provide otoprotection without tumor protection.

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OTO-6XX: Development candidate selected for regenerative hearing loss program. The regeneration of cochlear hair cells is an active area of research in the neurotology field because of its potential to improve hearing function in patients with severe loss. Otonomy has demonstrated regeneration of hair cells in a nonclinical proof-of-concept model using a class of small molecules formulated for sustained-exposure local delivery, and has selected a lead compound for development.

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OTIPRIO®: Co-promotion partnership with Mission Pharmacal in acute otitis externa (AOE) proceeding as planned. Preparations are underway for Mission to launch OTIPRIO to high volume pediatric and primary care physician offices in advance of the peak summer season for treating AOE. This agreement is expected to generate positive OTIPRIO cashflow, which can provide support for Otonomy’s pipeline development activities.

Financial Updates and Guidance

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Cash Position: Cash, cash equivalents, and short-term investments totaled approximately $97 million as of December 31, 2018. This balance includes proceeds from a $15 million term loan provided by Oxford Finance LLC that was completed in December 2018. The loan provides for a 24 month interest-only repayment period, followed by 35 months of amortization. The interest-only period will extend by an additional 12 months, followed by 23 months of amortization, upon successful results from the ongoing OTIVIDEX Phase 3 trial. Terms of the loan are provided in an 8-K filed today with the SEC. There are no financial covenants or warrants associated with the loan.

•	Operating Expense Guidance:
o

2018: Otonomy reaffirms its expectations that GAAP operating expenses will be in the range of $52-$57 million, and that non-GAAP operating expenses will be at the lower end of its $40-$45 million guidance.

o	2019: Otonomy expects that GAAP operating expenses will be in the range of $55-$60 million, and that non-GAAP operating expenses will be in the range of $45-$50 million.
o	2020: Otonomy expects that operating expenses will be lower than 2019 as multiple clinical trials are completed.

•

Cash Runway: Otonomy expects that its current cash, cash equivalents, and short term investments will be sufficient to fund the company through completion of the OTIVIDEX Phase 3 trial, OTO-313 Phase 1/2 trial, and OTO-413 Phase 1/2 trial in 2020, and will support company operations into 2021.

Non-GAAP Operating Expenses

In this press release, Otonomy’s operating expenses are provided in accordance with generally accepted accounting principles (GAAP) in the United States and also on a non-GAAP basis. Non-GAAP operating expenses exclude stock-based compensation. Non-GAAP operating expenses are provided as a complement to operating expenses provided in accordance with GAAP because management believes non-GAAP operating expenses help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding the company’s financial position. Management also uses non-GAAP operating expenses to establish budgets and operational goals that are communicated internally and externally and to manage the company’s business and to evaluate its performance.

About Otonomy

Otonomy is a biopharmaceutical company dedicated to the development of innovative therapeutics for neurotology. The company pioneered the application of drug delivery technology to the ear in order to develop products that achieve sustained drug exposure from a single local administration. This approach is covered by a broad patent estate and is being utilized to develop a pipeline of products addressing important unmet medical needs including Ménière’s disease, hearing loss, and tinnitus. For additional information please visit www.otonomy.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Otonomy. Forward-looking statements in this press release include, but are not limited to, timing of results, patient recruitment and enrollment plans, and trial design and conduct for the Phase 3 clinical trial for OTIVIDEX, timing of results, patient recruitment and enrollment plans, and trial design and conduct for the Phase 1/2 clinical trial for OTO-313, timing of results, patient recruitment and enrollment plans, and trial design and conduct for the Phase 1/2 clinical trial for OTO-413, expectations regarding IND enabling activities for OTO-510, expectations regarding OTO-6XX development, the activity under and potential benefits of the co-promotion agreement between Otonomy and Mission, the benefits of the loan provided by Oxford Finance LLC and the potential extension of the interest-only period, expectations regarding operating expenses for 2018, 2019 and 2020, expectations that current capital is sufficient to fund operations through the three clinical trials and into 2021, and statements by Otonomy’s president and CEO. Otonomy’s expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: Otonomy’s limited operating history and its expectation that it will incur significant losses for the foreseeable future; Otonomy’s ability to accurately forecast financial results; Otonomy’s ability to obtain additional financing; Otonomy’s dependence on the regulatory success and advancement of its product candidates; the uncertainties inherent in the clinical drug development process, including, without limitation, Otonomy’s ability to adequately demonstrate the safety and efficacy of its product candidates, the nonclinical and clinical results for its product candidates, which may not support further development, and challenges related to patient enrollment in clinical trials; Otonomy’s ability to obtain regulatory approval for its product candidates; the risks of the occurrence of any event, change or other circumstance that could give rise to the termination of the co-promotion agreement between Otonomy and Mission; the risks of the occurrence of any event, change or other circumstance that could impact Otonomy’s ability to repay or comply with the terms of the loan provided by Oxford Finance LLC; side effects or adverse events associated with Otonomy’s product candidates; Otonomy’s ability to successfully commercialize its product candidates, if approved; competition in the biopharmaceutical industry; Otonomy’s dependence on third parties to conduct nonclinical studies and clinical trials; Otonomy’s dependence on third parties for the manufacture of its product candidates; Otonomy’s dependence on a small number of suppliers for raw materials; Otonomy’s ability to protect its intellectual property related to its product candidates in the United States and throughout the world; expectations regarding potential market size, opportunity and growth; Otonomy’s ability to manage operating expenses; implementation of Otonomy’s business model and strategic plans for its business, products and technology; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in Otonomy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2018, and Otonomy’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Media Inquiries

Spectrum Science

Leticia Diaz

Vice President

202.587.2517

ldiaz@spectrumscience.com

Investor Inquiries

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com